EXHIBIT 24.1

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints H. Carol Bernstein, their Attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign the annual report on Form 10-K for the fiscal year ended September 30, 2019 and any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said Attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	Date

/s/ William P. Noglows	Chairman of the Board	November 27, 2019
William P. Noglows

/s/ David H. Li	President and Chief,	November 27, 2019
David H. Li	Executive Officer

/s/ Richard S. Hill	Director	November 27, 2019
Richard S. Hill

/s/ Barbara A. Klein	Director	November 27, 2019
Barbara A. Klein

/s/ Paul J. Reilly	Director	November 27, 2019
Paul J. Reilly

/s/ Susan M. Whitney	Director	November 27, 2019
Susan M. Whitney

/s/ Geoffrey Wild	Director	November 27, 2019
Geoffrey Wild